Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	Ines Gutzmer
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8325
jeff.dodge@equifax.com	ines.gutzmer@equifax.com

ATLANTA, March 1, 2018 -- Equifax Inc. (NYSE: EFX) today announced financial results for the quarter and full year ended December 31, 2017.

“Our fourth quarter results underscore solid progress on multiple fronts. We invested heavily in advancing our data security infrastructure and improving our consumer support and we delivered on our financial commitments. While the job is not over, I believe we have responded well thanks to the strong support of our Board of Directors, the commitment of our Senior Leadership Team and outside partners, and the dedication of our 10,000+ employees around the world,” said Paulino Barros, Interim Chief Executive Officer at Equifax. “There will be a lot of heavy lifting in 2018 and 2019 as we implement new data security initiatives and restore confidence with our customers and consumers. The DNA of this company is underpinned with both a deep commitment to strong ethical principles and values and a strong focus on execution. As I have met with our employees throughout the world, I sense a great level of enthusiasm and commitment to move this company forward with a heightened level of focus on protecting and safeguarding all of the consumer and commercial information we store and manage.”

Financial Results Summary

The company reported revenue of $838.5 million in the fourth quarter of 2017, a 5 percent increase from the fourth quarter of 2016 and a 4 percent increase in local currency.

Fourth quarter diluted EPS attributable to Equifax was $1.42, an increase of 40 percent as compared to the fourth quarter of 2016.

Net income attributable to Equifax of $172.3 million was up 40 percent compared to the fourth quarter of 2016.

For the full year 2017, revenue was $3.4 billion, a 7 percent increase from 2016. Diluted EPS attributable to Equifax was $4.83, a 20 percent increase from the prior year. Net income attributable to Equifax of $587.3 million was up 20 percent compared to the full year 2016.

Costs Related to the Cybersecurity Incident

During the fourth quarter and twelve months ended December 31, 2017, the Company recorded expenses, net of insurance recoveries, of $26.5 million and $114.0 million, respectively, related to the Cybersecurity incident announced in September of 2017.

USIS fourth quarter results

•
Total revenue was $313.0 million in the fourth quarter of 2017 a decrease of 1 percent from the fourth quarter of 2016. Operating margin for USIS was 41.6 percent in the fourth quarter of 2017, compared to 44.5 percent in the fourth quarter of 2016. Adjusted EBITDA margin for USIS was 48.5 percent in the fourth quarter of 2017 compared to 51.0 percent in the fourth quarter of 2016.

•Online Information Solutions revenue was $210.9 million, flat from a year ago.
•Mortgage Solutions revenue was $32.8 million, a decrease of 9 percent from a year ago.
•Financial Marketing Services revenue was $69.3 million, an increase of 1 percent when compared to a year ago.

International fourth quarter results

•
Total revenue was $244.8 million in the fourth quarter of 2017, an increase of 15 percent from the fourth quarter of 2016 and an increase of 12 percent on a local currency basis. Operating margin for International was 16.6 percent in the fourth quarter of 2017 compared to 15.1 percent in the fourth quarter of 2016. Adjusted EBITDA margin for International was 28.3 percent in the fourth quarter of 2017 compared to 30.3 percent in the fourth quarter of 2016.

•	Asia Pacific revenue was $79.2 million, up 12 percent from the fourth quarter of 2016 and up 10 percent on a local currency basis.

•	Europe revenue was $74.5 million, up 17 percent from the fourth quarter of 2016 and up 9 percent on a local currency basis.

•	Latin America revenue was $55.2 million, up 16 percent from the fourth quarter of 2016 and up 19 percent on a local currency basis.

•	Canada revenue was $35.9 million, up 18 percent from the fourth quarter of 2016 and up 12 percent on a local currency basis.

Workforce Solutions fourth quarter results

•
Total revenue was $183.4 million in the fourth quarter of 2017, a 6 percent increase from the fourth quarter of 2016. Operating margin for Workforce Solutions was 39.9 percent in the fourth quarter of 2017 compared to 39.5 percent in the fourth quarter of 2016. Adjusted EBITDA margin for Workforce Solutions was 45.5 percent in the fourth quarter of 2017, compared to 45.8 percent in the fourth quarter of 2016.

•Verification Services revenue was $126.3 million, up 11 percent when compared to a year ago.
•Employer Services revenue was $57.1 million, down 5 percent when compared to a year ago.

Global Consumer Solutions fourth quarter results

•
Revenue was $97.3 million, a 2 percent decrease from the fourth quarter of 2016 as well as on a local currency basis. Operating margin was 23.9 percent compared to 32.1 percent in the fourth quarter of 2016. Adjusted EBITDA margin was 32.4 percent compared to 34.5 percent in the fourth quarter of 2016.

Tax Cut and Jobs Act of 2017

•
The Tax Cuts and Jobs Act of 2017 (“Tax Act”), as signed by the President of the United States on December 22, 2017, significantly revises U.S. tax law. The legislation will positively impact the Company’s ongoing effective tax rate due to the reduction of the U.S. federal corporate tax rate from 35% to 21%. As a result of the Tax Act, the company recorded one-time adjustments totaling a net tax benefit of $48.3 million in the fourth quarter of 2017. Given the substantial changes to the Internal Revenue Code as a result of the 2017 Tax Act, the estimated financial impacts for the fourth quarter and the full year 2017 are provisional and subject to further analysis, interpretation and clarification of the act, which could result in changes to these estimates in 2018.

Adjusted EPS and Adjusted EBITDA Margin

•
Adjusted EPS attributable to Equifax was $1.39, down 2 percent compared to the fourth quarter of 2016. This financial measure for 2017 excludes cybersecurity incident related costs, the impact of tax legislation enacted in 2017, and the income tax effects of stock awards recognized upon vesting or settlement. The financial measure for 2016 excludes Veda acquisition related amounts other than acquisition-related amortization, an accrual for certain legal claims and realignment of internal resources and other costs. The financial measure for both 2017 and 2016 excludes acquisition-related amortization expense of certain acquired intangibles. These items are net of associated tax impacts and are described more fully in the attached Q&A.

•
Adjusted EBITDA margin was 34.8 percent, compared to 36.5 percent in the fourth quarter of 2016. These financial measures for 2017 and 2016 have been adjusted for certain items, including 2017 costs related to the cybersecurity incident, which affect the comparability of the underlying operational performance and are described more fully in the attached Q&A.

•
Full year adjusted EPS attributable to Equifax was $5.97, up 8 percent from the prior year period. Full year adjusted EBITDA margin was 36.8 percent compared to 35.8 percent in 2016. These financial measures for 2017 and 2016 have been adjusted for certain items, including 2017 costs related to the cybersecurity incident, which affect the comparability of the underlying operational performance and are described more fully in the attached Q&A.

About Equifax

Equifax is a global information solutions company that uses unique data, innovative analytics, technology and industry expertise to power organizations and individuals around the world by transforming knowledge into insights that help make more informed business and personal decisions.

Headquartered in Atlanta, Ga., Equifax operates or has investments in 24 countries in North America, Central and South America, Europe and the Asia Pacific region. It is a member of Standard & Poor's (S&P) 500® Index, and its common stock is traded on the New York Stock Exchange (NYSE) under the symbol EFX. Equifax employs approximately 10,300 employees worldwide.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, March 2, 2018, at 8:30 a.m. (ET) via a live audio webcast. To access the webcast, go to the Investor Relations section of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents adjusted EPS attributable to Equifax which is diluted EPS attributable to Equifax adjusted (to the extent noted above for different periods) for costs related to the cybersecurity incident announced September 7, 2017, acquisition-related amortization expense, net of tax, acquisition-specific transaction and due diligence expense, as well as integration expense through Q1 2017 following the closure of the acquisition of Veda, the adjustment of redeemable noncontrolling interest that reflects a redemption value in excess of fair value, the income tax effects of stock awards that are recognized upon vesting or settlement, the impact of tax legislation enacted in 2017, realignment of internal resources, adjustment for uncertain tax positions and an accrual for certain legal claims. This earnings release also presents adjusted EBITDA and adjusted EBITDA margin which is defined as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Relations/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities and effective tax rates. While the company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to actions taken by us, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond our control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax's products and services. Other risk factors include the impact of the cybersecurity incident announced September 7, 2017 and the resulting government investigations, litigation and other impacts on our business and results of operations; the Tax Cuts and Jobs Act of 2017; adverse or uncertain economic conditions and changes in credit and financial markets; economic, political and other risks associated with international sales and operations; risks relating to unauthorized access to data or breaches of confidential information due to criminal conduct, attacks by hackers, employee or insider malfeasance and/or human error; changes in, and the effects of, laws and regulations and government policies governing our business, including, without limitation, our examination and supervision by the Consumer Financial Protection Bureau (“CFPB”), a federal agency that holds primary responsibility for the regulation of consumer protection with respect to financial products and services in the U.S., oversight by the U.K. Financial Conduct Authority ("FCA") and Information Commissioner's

Office of our debt collections services and core credit reporting businesses in the U.K. and oversight by the Office of Australian Information Commission, the Australian Competition and Consumer Commission and other regulatory entities of our credit reporting business in Australia; federal or state responses to identity theft concerns; potential adverse developments in new and pending legal proceedings or government investigations, including investigations or examinations undertaken by the CFPB, State Attorneys General, the FCA or other governmental agencies; our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; timing and amount of capital expenditures; changes in capital markets and corresponding effects on the company’s investments and benefit plan obligations; foreign currency exchange rates and earnings repatriation limitations; and the decisions of taxing authorities, all of which could affect our effective tax rates. A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2017, including without limitation under the captions “Item 1. Business -- Governmental Regulation” and “-- Forward-Looking Statements” and “Item 1A. Risk Factors,” and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,
	2017	2016
(In millions, except per share amounts)
Operating revenue	$838.5	$801.1
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	318.9	286.3
Selling, general and administrative expenses	255.2	240.0
Depreciation and amortization	73.5	70.9
Total operating expenses	647.6	597.2
Operating income	190.9	203.9
Interest expense	(22.7)	(24.2)
Other income, net	4.1	2.9
Consolidated income before income taxes	172.3	182.6
Benefit (provision) for income taxes	2.1	(57.8)
Consolidated net income	174.4	124.8
Less: Net income attributable to noncontrolling interests including redeemable noncontrolling interests	(2.1)	(1.8)
Net income attributable to Equifax	$172.3	$123.0
Basic earnings per common share:
Net income attributable to Equifax	$1.44	$1.03
Weighted-average shares used in computing basic earnings per share	120.1	119.8
Diluted earnings per common share:
Net income attributable to Equifax	$1.42	$1.01
Weighted-average shares used in computing diluted earnings per share	121.2	121.4
Dividends per share	$0.39	$0.33

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended December 31,
	2017	2016
(In millions, except per share amounts)
Operating revenue	$3,362.2	$3,144.9
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	1,210.7	1,113.4
Selling, general and administrative expenses	1,039.1	948.2
Depreciation and amortization	287.8	265.4
Total operating expenses	2,537.6	2,327.0
Operating income	824.6	817.9
Interest expense	(92.8)	(92.1)
Other income, net	14.8	2.4
Consolidated income before income taxes	746.6	728.2
Provision for income taxes	(148.6)	(233.1)
Consolidated net income	598.0	495.1
Less: Net income attributable to noncontrolling interests including redeemable noncontrolling interests	(10.7)	(6.3)
Net income attributable to Equifax	$587.3	$488.8
Basic earnings per common share:
Net income attributable to Equifax	$4.89	$4.10
Weighted-average shares used in computing basic earnings per share	120.1	119.3
Diluted earnings per common share:
Net income attributable to Equifax	$4.83	$4.04
Weighted-average shares used in computing diluted earnings per share	121.5	121.1
Dividends per common share	$1.56	$1.32

EQUIFAX
CONDENSED CONSOLIDATED BALANCE SHEET

	December 31,	December 31,
	2017	2016
(In millions, except par values)
ASSETS
Current assets:
Cash and cash equivalents	$336.4	$129.3
Trade accounts receivable, net of allowance for doubtful accounts of $9.1 and $7.8 at December 31, 2017 and 2016, respectively	444.8	433.3
Prepaid expenses	94.3	60.2
Other current assets	122.9	50.1
Total current assets	998.4	672.9
Property and equipment:
Capitalized internal-use software and system costs	427.9	307.0
Data processing equipment and furniture	306.6	273.2
Land, buildings and improvements	212.5	203.8
Total property and equipment	947.0	784.0
Less accumulated depreciation and amortization	(380.0)	(317.1)
Total property and equipment, net	567.0	466.9
Goodwill	4,184.0	3,974.3
Indefinite-lived intangible assets	95.0	94.8
Purchased intangible assets, net	1,247.0	1,323.8
Other assets, net	142.0	131.3
Total assets	$7,233.4	$6,664.0
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$965.3	$585.4
Accounts payable	110.3	81.0
Accrued expenses	160.9	149.3
Accrued salaries and bonuses	119.4	158.8
Deferred revenue	108.4	110.7
Other current liabilities	209.2	174.4
Total current liabilities	1,673.5	1,259.6
Long-term debt	1,739.0	2,086.8
Deferred income tax liabilities, net	305.1	325.4
Long-term pension and other postretirement benefit liabilities	175.8	184.4
Other long-term liabilities	101.0	86.5
Total liabilities	3,994.4	3,942.7
Equifax shareholders' equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at December 31, 2017 and 2016; Outstanding shares - 120.1 and 119.9 at December 31, 2017 and 2016, respectively	236.6	236.6
Paid-in capital	1,332.7	1,313.3
Retained earnings	4,600.6	4,153.2
Accumulated other comprehensive loss	(412.0)	(528.9)
Treasury stock, at cost, 68.6 shares and 68.8 shares at December 31, 2017 and 2016, respectively	(2,577.6)	(2,505.6)
Stock held by employee benefits trusts, at cost, 0.6 shares at December 31, 2017 and 2016	(5.9)	(5.9)
Total Equifax shareholders' equity	3,174.4	2,662.7
Noncontrolling interests including redeemable noncontrolling interests	64.6	58.6
Total shareholders' equity	3,239.0	2,721.3
Total liabilities and equity	$7,233.4	$6,664.0

EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,
	2017	2016
(In millions)
Operating activities:
Consolidated net income	$598.0	$495.1
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	290.9	268.7
Stock-based compensation expense	38.3	37.1
Excess tax benefits from stock-based compensation plans	—	(35.9)
Deferred income taxes	(44.1)	(13.0)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(1.3)	(55.7)
Other assets, current and long-term	(120.1)	0.3
Current and long-term liabilities, excluding debt	54.3	126.4
Cash provided by operating activities	816.0	823.0
Investing activities:
Capital expenditures	(218.2)	(173.5)
Acquisitions, net of cash acquired	(139.9)	(1,791.6)
Cash received from sale of asset	8.6	—
Economic hedges	—	(10.8)
Cash used in investing activities	(349.5)	(1,975.9)
Financing activities:
Net short-term borrowings (repayments)	252.4	73.0
Payments on long-term debt	(322.5)	(350.0)
Proceeds from issuance of long-term debt	100.0	1,574.7
Treasury stock purchases	(77.1)	—
Dividends paid to Equifax shareholders	(187.4)	(157.6)
Dividends paid to noncontrolling interests	(8.4)	(5.8)
Proceeds from exercise of stock options	19.2	31.5
Payment of taxes related to settlement of equity awards	(33.5)	(27.2)
Excess tax benefits from stock-based compensation plans	—	35.9
Payment of contingent consideration	(3.5)	(4.4)
Purchase of redeemable noncontrolling interests	(2.6)	(3.6)
Debt issuance costs	(0.3)	(6.2)
Cash (used in) provided by financing activities	(263.7)	1,160.3
Effect of foreign currency exchange rates on cash and cash equivalents	4.3	28.6
Increase (decrease) in cash and cash equivalents	207.1	36.0
Cash and cash equivalents, beginning of period	129.3	93.3
Cash and cash equivalents, end of period	$336.4	$129.3

Common Questions & Answers (Unaudited)
(Dollars in millions)

1.    Can you provide a further analysis of operating revenue by operating segment?

Operating revenue consists of the following components:

(In millions)	Three Months Ended December 31,
					Local Currency
Operating revenue:	2017	2016	$ Change	% Change	% Change*
Online Information Solutions	$210.9	$211.4	$(0.5)	—%
Mortgage Solutions	32.8	36.2	(3.4)	(9)%
Financial Marketing Services	69.3	68.6	0.7	1%
Total U.S. Information Solutions	313.0	316.2	(3.2)	(1)%
Asia Pacific	79.2	70.7	8.5	12%	10%
Europe	74.5	63.6	10.9	17%	9%
Latin America	55.2	47.5	7.7	16%	19%
Canada	35.9	30.6	5.3	18%	12%
Total International	244.8	212.4	32.4	15%	12%
Verification Services	126.3	113.7	12.6	11%
Employer Services	57.1	59.9	(2.8)	(5)%
Total Workforce Solutions	183.4	173.6	9.8	6%
Global Consumer Solutions	97.3	98.9	(1.6)	(2)%	(2)%
Total operating revenue	$838.5	$801.1	$37.4	5%	4%

(In millions)	Twelve Months Ended December 31,
					Local Currency
Operating revenue:	2017	2016	$ Change	% Change	% Change*
Online Information Solutions	$889.6	$879.3	$10.3	1%
Mortgage Solutions	148.9	142.2	6.7	5%
Financial Marketing Services	224.2	215.0	9.2	4%
Total U.S. Information Solutions	1,262.7	1,236.5	26.2	2%
Asia Pacific	308.9	244.2	64.7	26%	24%
Europe	273.8	253.6	20.2	8%	12%
Latin America	213.6	183.9	29.7	16%	18%
Canada	136.0	121.9	14.1	12%	9%
Total International	932.3	803.6	128.7	16%	17%
Verification Services	501.5	437.3	64.2	15%
Employer Services	262.7	264.9	(2.2)	(1)%
Total Workforce Solutions	764.2	702.2	62.0	9%
Global Consumer Solutions	403.0	402.6	0.4	—%	1%
Total operating revenue	$3,362.2	$3,144.9	$217.3	7%	7%

*Reflects percentage change in revenue conforming 2017 results using 2016 exchange rates.

2.    What was the currency impact on the foreign operations?

The U.S. dollar impact on operating revenue is as follows:

	Three Months Ended December 31, 2017
(In millions)	Operating Revenue
	Amount	%
Europe	$5.2	8%
Latin America	(1.2)	(3)%
Canada	1.7	6%
Asia Pacific	1.6	2%
Global Consumer Solutions	0.7	1%
Total	$8.0	1%

	Twelve Months Ended December 31, 2017
(In millions)	Operating Revenue
	Amount	%
Europe	$(9.1)	(4)%
Latin America	(3.9)	(2)%
Canada	2.7	2%
Asia Pacific	6.1	3%
Global Consumer Solutions	(1.8)	—%
Total	$(6.0)	—%

3. What drove the fluctuation in the effective tax rate?

Our effective income tax rate was a benefit of 1.2% for the three months ended December 31, 2017. Our effective income tax rate was 31.7% for the three months ended December 31, 2016. The decrease in our effective income tax rate is primarily attributable to the $48.3 million tax benefit we recognized in the fourth quarter of 2017 reflecting the impact of tax legislation enacted in 2017.

Our effective tax rate was 19.9% and 32.0% for the full year 2017 and 2016, respectively. The decrease in our effective income tax is primarily attributable to the impact of tax legislation enacted in 2017 and the adoption of the new stock-based compensation guidance we prospectively adopted in the first quarter of 2017 that requires the recognition of the income tax awards in the income statement when the awards vest or are settled. We recognized a $48.3 million and $26.7 million tax benefit related to the impact of tax legislation enacted in 2017 and the accounting change for stock-based compensation guidance for the full year 2017, respectively.

4. What is the breakdown of costs related to the cybersecurity incident?

During the fourth quarter and for the year ended December 31, 2017, we recorded $26.5 million ($12.0 million, net of tax), and $114.0 million ($71.3 million, net of tax), respectively, for expenses related to the cybersecurity incident announced September 7, 2017. The components of the costs are as follows:

(In millions)	Three Months Ended December 31, 2017	Year Ended December 31, 2017
Product cost & customer support	$(5.7)	$64.6
Professional fees	82.2	99.4
Insurance Recoveries	(50.0)	(50.0)
Total	$26.5	$114.0

Expenses Incurred. Through December 31, 2017, the Company recorded $113.3 million of pretax expenses related to the cybersecurity incident. We have included $14.2 million of these expenses in Cost of services and $99.1 million in Selling, general and administrative expenses in the accompanying Consolidated Statements of Income for the year ended December 31, 2017. Expenses include costs to investigate and remediate the cybersecurity incident and legal and other professional services related thereto, all of which were expensed as incurred.

Product Liability. Additionally, as a result of the cybersecurity incident, we offered free credit file monitoring and identity theft protection to all U.S. consumers. We have recorded the expenses necessary to provide this service to those who signed up. We have recorded $50.7 million through December 31, 2017 included in Selling, general and administrative expenses in the accompanying Consolidated Statements of Income.

Insurance Coverage. We maintain $125 million of insurance coverage, above a $7.5 million deductible, to limit our exposure to losses such as those related to the cybersecurity incident. As of December 31, 2017, the Company has recorded a receivable of $35.0 million and received payments of $15.0 million for costs incurred to date that are reimbursable and probable of recovery under our insurance coverage.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A.    Reconciliation of net income attributable to Equifax to diluted EPS attributable to Equifax, adjusted for Veda acquisition related amounts other than acquisition-related amortization, the income tax effect of stock awards recognized upon vesting or settlement, cybersecurity incident related costs, an accrual for certain legal claims, realignment of internal resources, adjustments for uncertain tax positions, income tax adjustments, acquisition-related amortization expense and the impact of tax legislation enacted in 2017:

	Three Months Ended December 31,
(In millions, except per share amounts)	2017	2016	$ Change	% Change
Net income attributable to Equifax	$172.3	$123.0	$49.3	40%
Acquisition-related amortization expense of certain acquired intangibles (1)	42.4	46.1	(3.7)	(8)%
Veda acquisition related amounts other than acquisition-related amortization (2)	—	5.0	(5.0)	nm
Income tax effects of stock awards that are recognized upon vesting or settlement (3)	(2.1)	—	(2.1)	nm
Cybersecurity incident related costs (4)	26.5	—	26.5	nm
Accrual for certain legal claims (6)	—	6.5	(6.5)	nm
Realignment of internal resources and other costs (7)	—	5.7	(5.7)	nm
Impact of tax legislation enacted in 2017 (8)	(48.3)	—	(48.3)	nm
Tax impact of adjustments (9)	(22.2)	(13.9)	(8.3)	nm
Net income attributable to Equifax, adjusted for items listed above	$168.6	$172.4	$(3.8)	(2)%
Diluted EPS attributable to Equifax, adjusted for the items listed above	$1.39	$1.42	$(0.03)	(2)%
Weighted-average shares used in computing diluted EPS	121.2	121.4

	Twelve Months Ended December 31,
(In millions, except per share amounts)	2017	2016	$ Change	% Change
Net income attributable to Equifax	$587.3	$488.8	$98.5	20%
Acquisition-related amortization expense of certain acquired intangibles (1)	172.2	176.5	(4.3)	(2)%
Veda acquisition related amounts other than acquisition-related amortization (2)	11.4	40.2	(28.8)	(72)%
Income tax effects of stock awards that are recognized upon vesting or settlement (3)	(26.7)	—	(26.7)	nm
Cybersecurity incident related costs (4)	114.0	—	114.0	nm
Adjustments for uncertain tax positions (5)	(8.3)	—	(8.3)	nm
Accrual for certain legal claims (6)	—	6.5	(6.5)	nm
Realignment of internal resources and other costs (7)	—	5.7	(5.7)	nm
Impact of tax legislation enacted in 2017 (8)	(48.3)	—	(48.3)	nm
Tax impact of adjustments (9)	(76.7)	(48.7)	(28.0)	nm
Net income attributable to Equifax, adjusted for items listed above	$724.9	$669.0	$55.9	8%
Diluted EPS attributable to Equifax, adjusted for items listed above	$5.97	$5.52	$0.45	8%
Weighted-average shares used in computing diluted EPS	121.5	121.1

nm - not meaningful

(1)
During the fourth quarter of 2017, we recorded acquisition-related amortization expense of certain acquired intangibles of $42.4 million ($34.7 million net of tax). We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. The $7.7 million of tax is comprised of $13.9 million of tax expense net of $6.2 million of a cash income tax benefit. During the fourth quarter of 2016, we recorded acquisition-related amortization expense of certain acquired intangibles of $46.1 million ($37.2 million net of tax). The $8.9 million of tax is comprised of $15.1 million of tax expense net of $6.2 million of a cash income tax benefit.

For the year ended December 31, 2017, we recorded acquisition-related amortization expense of certain acquired intangibles of $172.2 million ($140.6 million net of tax). We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. The $31.6 million of tax is comprised of $56.4 million of tax expense net of $24.8 million of a cash income tax benefit. For the year ended December 31, 2016, we recorded acquisition-related amortization expense of certain acquired intangibles of $176.5 million ($143.3 million net of tax). The $33.2 million of tax is comprised of $58.0 million of tax expense net of $24.8 million of a cash income tax benefit.

(2)
For the year ended December 31, 2017, we recorded $11.4 million ($9.0 million, net of tax) for Veda acquisition related amounts. $11.7 million related to transaction and integration costs in operating income, $0.3 million is recorded in other income, net and is the impact of foreign currency changes on the transaction structure. For the year ended December 31, 2016, we recorded $40.2 million ($28.2 million, net of tax) for Veda acquisition related amounts. $30.1 million related to transaction and integration costs in operating income, $9.2 million is recorded in other income, net and is the impact of foreign currency changes on the transaction structure, including the economic hedges, $0.2 million is recorded in depreciation and amortization, and $0.7 million is recorded in interest expense. See the Notes to this reconciliation for additional detail.

During the fourth quarter of 2016, we recorded $5.0 million ($3.5 million, net of tax) for Veda acquisition related amounts other than acquisition-related amortization, of which $4.6 million related to integration costs is included in operating income, $0.2 million is recorded in depreciation and amortization, and $0.2 million related to foreign exchange loss is included in other income, net. See the Notes to this reconciliation for additional detail.

(3)
During the fourth quarter of 2017 and for the year ended December 31, 2017, we recorded a tax benefit of $2.1 million and $26.7 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. See the Notes to this reconciliation for additional detail.

(4)
During the fourth quarter 2017 and for year ended December 31, 2017, we recorded $26.5 million ($12.0 million, net of tax) and $114.0 million ($71.3 million, net of tax), respectively, for expenses related to the cybersecurity incident. See the Notes to this reconciliation for additional detail.

(5)
For the year ended December 31, 2017, we recorded $8.3 million related to adjustments from uncertain tax positions resulting from the completion of examinations of historical tax returns. See the Notes to this reconciliation for additional detail.

(6)
During the fourth quarter 2016, we recorded a $6.5 million ($5.0 million, net of tax) charge for a settlement with the CFPB consisting of consumer restitution of $3.8 million, a fine of $2.5 million and associated legal costs of $0.2 million.

(7)
The realignment of internal resources and other costs for the fourth quarter of 2016 of $5.7 million ($3.7 million, net of tax) predominantly relates to the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.

(8)
During the fourth quarter of 2017, as a result of recent tax legislation, the company recorded one-time adjustments of $48.3 million for the re-measurement of deferred tax assets (liabilities), the deemed repatriation tax on unremitted foreign earnings and a valuation allowance for foreign tax credit carryforwards.

(9)
During the fourth quarter of 2017, we recorded the tax impact of adjustments of $22.2 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $7.7 million ($13.9 million of tax expense net of $6.2 million of a cash income tax benefit) and (ii) a tax adjustment of $14.5 million related to expenses for the cybersecurity incident. During the fourth quarter of 2016, we recorded the tax impact of adjustments of $13.9 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $8.9 million ($15.1 million of tax expense net of $6.2 million of a cash income tax benefit), (ii) tax adjustment of $1.5 million for Veda acquisition related amounts other than acquisition-related amortization, (iii) tax adjustment of $1.5 million related to a settlement with the CFPB, and (iv) tax adjustment of $2.0 million related to the realignment of internal resources.

For the year ended December 31, 2017, we recorded the tax impact of adjustments of $76.7 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $31.6 million ($56.4 million of tax expense net of $24.8 million of a cash income tax benefit), (ii) tax adjustment of $2.4 million for Veda acquisition related amounts other than acquisition-related amortization, and (iii) a tax adjustment of $42.7 million related to expenses for the cybersecurity incident. For the year ended December 31, 2016, we recorded the tax impact of adjustments of $48.7 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $33.2 million ($58.0 million of tax expense net of $24.8 million of a cash income tax benefit), (ii) tax adjustment of $12.0 million for Veda acquisition related amounts other than acquisition-related amortization, (iii) tax adjustment of $1.5 million related to a settlement with the Consumer Financial Protection Bureau, and (iv) tax adjustment of $2.0 million related to the realignment of internal resources.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

B. Reconciliation of net income attributable to Equifax to adjusted EBITDA, excluding cybersecurity related costs, Veda acquisition related amounts, an accrual for certain legal claims, realignment of internal resources and other costs, income taxes, interest expense, net and depreciation and amortization expense, and presentation of adjusted EBITDA margin:

	Three Months Ended December 31,
(In millions)	2017	2016	$ Change	% Change
Revenue	$838.5	$801.1	$37.4	5%
Net income attributable to Equifax	$172.3	$123.0	$49.3	40%
Income taxes	(2.1)	57.8	(59.9)	(104)%
Interest expense, net*	21.8	23.4	(1.6)	(7)%
Depreciation and amortization	73.5	70.9	2.6	4%
Veda acquisition related amounts (1)	—	4.8	(4.8)	nm
Cybersecurity incident related costs (2)	26.5	—	26.5	nm
Accrual for certain legal claims (3)	—	6.5	(6.5)	nm
Realignment of internal resources and other costs (4)	—	5.7	(5.7)	nm
Adjusted EBITDA, excluding the items listed above	$292.0	$292.1	$(0.1)	—%
Adjusted EBITDA margin	34.8%	36.5%

	Twelve Months Ended December 31,
(In millions)	2017	2016	$ Change	% Change
Revenue	$3,362.2	$3,144.9	$217.3	7%
Net income attributable to Equifax	$587.3	$488.8	$98.5	20%
Income taxes	148.6	233.1	(84.5)	(36)%
Interest expense, net*	89.7	88.6	1.1	1%
Depreciation and amortization	287.8	265.4	22.4	8%
Veda acquisition related amounts (1)	11.4	39.3	(27.9)	(71)%
Cybersecurity incident related costs (2)	114.0	—	114.0	nm
Accrual for certain legal claims (3)	—	6.5	(6.5)	nm
Realignment of internal resources and other costs (4)	—	5.7	(5.7)	nm
Adjusted EBITDA, excluding the items listed above	$1,238.8	$1,127.4	$111.4	10%
Adjusted EBITDA margin	36.8%	35.8%

nm - not meaningful
*Excludes interest income of $0.9 million and $0.8 million for the fourth quarter of 2017 and 2016, respectively. Also excludes interest income of $3.1 million and $3.5 million the years ended December 31, 2017 and 2016, respectively.

(1)
For the year ended December 31, 2017, we recorded $11.4 million ($9.0 million, net of tax) for Veda acquisition related amounts. $11.7 million related to transaction and integration costs in operating income, $0.3 million is recorded in other income, net and is the impact of foreign currency changes on the transaction structure. For the year ended December 31, 2016, we recorded $40.2 million ($28.2 million, net of tax) for Veda acquisition related amounts. $30.1 million related to transaction and integration costs in operating income, $9.2 million is recorded in other income, net and is the impact of foreign currency changes on the transaction structure, including the economic hedges, $0.2 million is recorded in depreciation and amortization, and $0.7 million is recorded in interest expense. See the Notes to this reconciliation for additional detail.

During the fourth quarter of 2016, we recorded $5.0 million ($3.5 million, net of tax) for Veda acquisition related amounts other than acquisition-related amortization, of which $4.6 million related to integration costs is included in operating income, $0.2 million is recorded in depreciation and amortization, and $0.2 million related to foreign exchange loss is included in other income, net. See the Notes to this reconciliation for additional detail.

(2)
During the fourth quarter 2017 and for year ended December 31, 2017, we recorded $26.5 million ($12.0 million, net of tax) and $114.0 million ($71.3 million, net of tax), respectively, for expenses related to the cybersecurity incident. See the Notes to this reconciliation for additional detail.

(3)
During the fourth quarter 2016, we recorded a $6.5 million ($5.0 million, net of tax) charge for a settlement with the CFPB consisting of consumer restitution of $3.8 million, a fine of $2.5 million and associated legal costs of $0.2 million.

(4)
The realignment of internal resources and other costs for the fourth quarter of 2016 of $5.7 million ($3.7 million, net of tax) predominantly relates to the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.

C. Reconciliation of operating income to Adjusted EBITDA, excluding cybersecurity incident related costs, Veda acquisition related amounts, an accrual for certain legal claims, realignment of internal resources and other costs, income taxes, depreciation and amortization expense, other income, net, noncontrolling interest, and presentation of adjusted EBITDA margin for each of the segments:

(In millions)	Three Months Ended December 31, 2017
	U.S. Information Solutions	International	Workforce Solutions	Global Consumer Solutions	General Corporate Expense**	Total

Revenue	$313.0	$244.8	$183.4	$97.3	—	$838.5
Operating Income	130.3	40.6	73.2	23.3	(76.5)	190.9
Depreciation and Amortization	20.8	28.0	10.3	3.7	10.7	73.5
Other income/(expense), net*	0.5	2.8	—	—	(0.1)	3.2
Noncontrolling interest	—	(2.1)	—	—	—	(2.1)
Adjustments (1)	—	—	—	4.5	22.0	26.5
Adjusted EBITDA	$151.6	$69.3	$83.5	$31.5	$(43.9)	$292.0
Operating Margin	41.6%	16.6%	39.9%	23.9%	nm	22.8%
Adjusted EBITDA Margin	48.5%	28.3%	45.5%	32.4%	nm	34.8%

(In millions)	Twelve Months Ended December 31, 2017
	U.S. Information Solutions	International	Workforce Solutions	Global Consumer Solutions	General Corporate Expense**	Total

Revenue	$1,262.7	$932.3	$764.2	$403.0	—	$3,362.2
Operating Income	539.1	169.4	331.9	106.2	(322.0)	824.6
Depreciation and Amortization	83.7	109.9	42.1	13.2	38.9	287.8
Other income/(expense), net*	2.0	9.7	—	—	—	11.7
Noncontrolling interest	—	(10.7)	—	—	—	(10.7)
Adjustments (1)(2)	—	9.5	—	4.5	111.4	125.4
Adjusted EBITDA	$624.8	$287.8	$374.0	$123.9	$(171.7)	$1,238.8
Operating Margin	42.7%	18.2%	43.4%	26.4%	nm	24.5%
Adjusted EBITDA Margin	49.5%	30.9%	48.9%	30.7%	nm	36.8%
nm - not meaningful
*Excludes interest income of $0.9 million in the fourth quarter and $3.1 million for the year ended December 31, 2017.
**General Corporate Expense includes non-recurring adjustments of $22.0 million for the fourth quarter and 111.4 million for the year ended December 31, 2017.

(In millions)	Three Months Ended December 31, 2016
	U.S. Information Solutions	International	Workforce Solutions	Global Consumer Solutions	General Corporate Expense**	Total

Revenue	$316.2	$212.4	$173.6	$98.9	—	$801.1
Operating Income	140.6	32.1	68.6	31.7	(69.1)	203.9
Depreciation and Amortization	20.3	28.2	10.9	2.4	9.1	70.9
Other income/(expense), net*	0.4	1.7	—	—	—	2.1
Noncontrolling interest	—	(1.8)	—	—	—	(1.8)
Adjustments (2)(3)(4)	—	4.1	—	—	12.9	17.0
Adjusted EBITDA	$161.3	$64.3	$79.5	$34.1	$(47.1)	$292.1
Operating Margin	44.5%	15.1%	39.5%	32.1%	nm	25.5%
Adjusted EBITDA Margin	51.0%	30.3%	45.8%	34.5%	nm	36.5%

(In millions)	Twelve Months Ended December 31, 2016
	U.S. Information Solutions	International	Workforce Solutions	Global Consumer Solutions	General Corporate Expense**	Total

Revenue	$1,236.5	$803.6	$702.2	$402.6	—	$3,144.9
Operating Income	537.0	111.4	295.5	112.4	(238.4)	817.9
Depreciation and Amortization	82.1	101.6	42.7	9.6	29.4	265.4
Other income/(expense), net*	1.9	13.0	—	—	(16.0)	(1.1)
Noncontrolling interest	—	(6.3)	—	—	—	(6.3)
Adjustments (2)(3)(4)	—	7.8	—	—	43.7	51.5
Adjusted EBITDA	$621.0	$227.5	$338.2	$122.0	$(181.3)	$1,127.4
Operating Margin	43.4%	13.9%	42.1%	27.9%	nm	26.0%
Adjusted EBITDA Margin	50.2%	28.3%	48.2%	30.3%	nm	35.8%
nm - not meaningful
*Excludes interest income $0.8 million in the fourth quarter and $3.5 million for the year ended December 31, 2016.
**General Corporate Expense includes non-recurring adjustments of $13.3 million in the fourth quarter and $27.8 million for the year ended December 31, 2016.

(1)
During the fourth quarter 2017 and for year ended December 31, 2017, we recorded $26.5 million ($12.0 million, net of tax) and $114.0 million ($71.3 million, net of tax), respectively, for expenses related to the cybersecurity incident. See the Notes to this reconciliation for additional detail.

(2)
For the year ended December 31, 2017, we recorded $11.4 million ($9.0 million, net of tax) for Veda acquisition related amounts. $11.7 million related to transaction and integration costs in operating income, $0.3 million is recorded in other income, net and is the impact of foreign currency changes on the transaction structure. For the year ended December 31, 2016, we recorded $40.2 million ($28.2 million, net of tax) for Veda acquisition related amounts. $30.1 million related to transaction and integration costs in operating income, $9.2 million is recorded in other income, net and is the impact of foreign currency changes on the transaction structure, including the economic hedges, $0.2 million is recorded in depreciation and amortization, and $0.7 million is recorded in interest expense. See the Notes to this reconciliation for additional detail.

During the fourth quarter of 2016, we recorded $5.0 million ($3.5 million, net of tax) for Veda acquisition related amounts other than acquisition-related amortization, of which $4.6 million related to integration costs is included in operating income, $0.2 million is recorded in depreciation and amortization, and $0.2 million related to foreign exchange loss is included in other income, net. See the Notes to this reconciliation for additional detail.

(3)
During the fourth quarter 2016, we recorded a $6.5 million ($5.0 million, net of tax) charge for a settlement with the CFPB consisting of consumer restitution of $3.8 million, a fine of $2.5 million and associated legal costs of $0.2 million.

(4)
The realignment of internal resources and other costs for the fourth quarter of 2016 of $5.7 million ($3.7 million, net of tax) predominantly relates to the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Acquisition-related amortization expense, net of tax - We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. These financial measures are not prepared in conformity with GAAP. Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable, allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in significant cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

Veda acquisition related amounts for transaction expenses incurred as a direct result of the acquisition, as well as integration expense in the first year following the closure of the acquisition - For the year ended December 31, 2017, we recorded $11.4 million ($9.0 million, net of tax) for Veda acquisition related amounts. $11.7 million related to transaction and integration costs in operating income, $0.3 million is recorded in other income, net and is the impact of foreign currency changes on the transaction structure. For the year ended December 31, 2016, we recorded $40.2 million ($28.2 million, net of tax) for Veda acquisition related amounts. $30.1 million related to transaction and integration costs in operating income, $9.2 million is recorded in other income, net and is the impact of foreign currency changes on the transaction structure, including the economic hedges, $0.2 million is recorded in depreciation and amortization, and $0.7 million is recorded in interest expense. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Income tax effects of stock awards that are recognized upon vesting or settlement - During the fourth quarter of 2017 and for the year ended December 31, 2017, we recorded a tax benefit of $2.1 million and $26.7 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs in accordance with newly adopted guidance. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2017, as compared to the corresponding period in 2016, because this amount is non-operating and relates to income tax benefits or deficiencies for stock awards recognized when tax amounts differ from recognized stock compensation cost. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Accrual for costs related to the cybersecurity incident - During the third quarter of 2017, we reported that we were the target of a cybersecurity incident. We recorded $26.5 million ($12.0 million, net of tax) during the fourth quarter of 2017 and $114.0 million ($71.3 million, net of tax) for the year ended December 31, 2017 associated with the costs to investigate the cybersecurity incident, legal fees to respond to subsequent litigation and costs to deliver the free product offering made to all U.S. consumers. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Impact of tax legislation enacted in 2017 - During the fourth quarter of 2017, as a result of recent tax legislation, the company recorded one-time adjustments of $48.3 million for the re-measurement of deferred tax assets (liabilities), the deemed repatriation tax on unremitted foreign earnings and a valuation allowance for foreign tax credit carryforwards. Management believes excluding this tax effect from certain financial results provides meaningful supplemental information regarding our financial results for the year ended December 31, 2017, as compared to the corresponding period in 2016, because a benefit of such an amount is not comparable among the periods. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Accrual for certain legal claims - We recorded a charge of $6.5 million ($5.0 million, net of tax) related to an accrual for certain legal claims in the fourth quarter of 2016. Management believes excluding these charge from certain financial results provides meaningful supplemental information regarding our financial results for the year ended December 31, 2016, as compared to the corresponding period in 2017, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Charge related to the realignment of internal resources and other - We recorded a charge of $5.7 million ($3.7 million, net of tax) in the fourth quarter of 2016. These charges were predominantly related to the realignment of our internal resources to support our strategic objectives and increase the integration of our global operations. Management believes excluding these charges from certain financial results provides meaningful supplemental information regarding our financial results for the year ended December 31, 2016, since a charge of such an amount for 2017 is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjustments for uncertain tax positions - During the first quarter of 2017, we recorded a tax benefit of $8.3 million related to adjustments from uncertain tax positions resulting from the completion of examinations of historical tax returns. Management believes excluding this tax effect from certain financial results provides meaningful supplemental information regarding our financial results for the year ended December 31, 2017, as compared to the corresponding period in 2016, because a benefit of such an amount is not comparable among the periods. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjusted EBITDA and EBITDA margin - Management defines adjusted EBITDA as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. Management believes the use of adjusted EBITDA and adjusted EBITDA margin allows investors to evaluate our performance for different periods on a more comparable basis.